UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2025

VERTIV HOLDINGS CO
Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 N. Cleveland Ave, Westerville, Ohio 43082
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On May 21, 2025, David Fallon, Chief Financial Officer (“CFO”) of Vertiv Holdings Co (the “Company”) informed the Company’s Board of Directors that due to family reasons, he will retire from his position as the CFO of the Company effective once a successor has been named and assumes the role, which is anticipated to occur in the second half of 2025. Mr. Fallon’s advance notice of his retirement allows lead time for the Company to conduct a comprehensive search for his replacement and for Mr. Fallon to assist with the orderly transition of duties to his successor.
Following his retirement as CFO, Mr. Fallon will serve as a consultant to the Company through December 31, 2026, and has entered into a Transition and Consulting Agreement, dated May 28, 2025, regarding the same to ensure an orderly transition to his successor. Mr. Fallon will remain eligible to receive a prorated incentive payment for 2025 based on the time he serves as CFO, in an amount depending on actual Company performance. He will remain eligible for vesting of stock options that are scheduled to vest in March 2026, and all of his vested options at that time will remain exercisable through December 31, 2028.. All other unvested equity, including the performance-based units, will be forfeited. These actions are expected to have no significant net impact to adjusted operating profit after factoring in the accounting for forfeitures of previously issued equity instruments. Mr. Fallon will also remain subject to restrictive covenants and provide the Company with a general release.
The foregoing summary of the Transition and Consulting Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Transition and Consulting Agreement, a copy of which will be attached to the Company’s next quarterly report on Form 10-Q.
Item 7.01 Regulation FD
On May 28, 2025, the Company issued a press release announcing the matters set forth under Item 5.02 above.
The information set forth in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Vertiv Holdings Co, dated May 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025	Vertiv Holdings Co
/s/ Stephanie Gill
Name: Stephanie Gill
Title: Chief Legal Counsel and Corporate Secretary